SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )


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     Filed by a Party other than the Registrant [  ]
     Check the appropriate box:
     [ X]  Preliminary Proxy Statement
     [  ]  Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2)
     [  ]  Definitive Proxy Statement
     [  ]  Definitive Additional Materials
     [  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                       Furniture Brands International, Inc.
     ----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)
     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
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                applies:

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            3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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            4)  Proposed maximum aggregate value of transaction:

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            5)  Total fee paid:

            ---------------------------------------------------------------





     [  ]   Fee paid previously with preliminary materials.
     [  ]   Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or
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            4)  Date Filed:

            -----------------------------------------





     PRELIMINARY


                                FURNITURE BRANDS
                               INTERNATIONAL,INC.


                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The annual meeting of the stockholders of Furniture Brands
     International, Inc. will be held at 10 a.m. on Tuesday, April 29, 1997, at the Rihga Royal Hotel, 151 West 54th Street, New York, New York, for the following purposes:

          I.     to elect thirteen directors;

          II.    to consider and act upon a proposal to
                 increase the shares reserved for issuance under the Furniture Brands 1992 Stock
                 Option Plan;

          III. to consider and act upon a proposal to adopt the Furniture Brands International, Inc. Executive Incentive Plan;

          IV.    to ratify the selection of independent auditors;
                 and

          V.     to transact such other business as may
                 properly come before the meeting.


     Stockholders of record at the close of business on March 7, 1997, will be entitled to receive notice of and to vote during the 1997 annual meeting and during any adjournment or adjournments thereof.


                              By order of the Board of Directors,

                                   /s/ Lynn Chipperfield

                              Lynn Chipperfield,
                              Vice-President and Secretary


     St. Louis, Missouri, March __, 1997.


                                   IMPORTANT

     Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form, and return it PROMPTLY
            in the enclosed envelope, which requires no postage if
                           mailed in the United States.





                                 PROXY STATEMENT

          This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of Furniture Brands International, Inc. ("Company"), 101 South Hanley Road, St. Louis, Missouri 63105, for use during the 1997 annual meeting of stockholders and at any adjournments thereof, for the purposes set forth in the accompanying notice of annual meeting of stockholders. The cost of the solicitation will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners; and directors, officers and other employees of the Company may also solicit proxies personally or by telephone. In addition, the Company has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $5,000 plus out-of-pocket expenses. The notice of meeting, this proxy statement and the form of proxy are expected to be mailed to stockholders on or about March 17, 1997. A copy of the Company's Annual Report containing financial statements for the calendar year ended December 31, 1996, has been forwarded to all registered stockholders under separate cover.


     Voting Procedure

          Stockholders of record at the close of business on March 7, 1997 ("record date") are entitled to vote during the 1997 annual meeting and may cast one vote for each share of the Company's common stock ("Common Stock") held on the record date on each matter that may properly come before the meeting. On the record date there were __________ shares of Common Stock outstanding.

          The holders of a majority of the outstanding shares of Common
     Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the thirteen nominees for director who receive the highest numbers of votes of the votes cast will be elected, and a majority of the votes cast will be required to approve the amendment to the Furniture Brands 1992 Stock Option Plan, to adopt the Furniture Brands International, Inc. Executive Incentive Plan, to ratify the selection of independent auditors and to take action on such other matters as may properly come before the meeting. Shares represented by proxies which are marked "withheld" as applied to voting for directors and "abstain" as to the approval of the amendment to the Furniture Brands 1992 Stock Option Plan, the adoption of the Furniture Brands International, Inc. Executive Incentive Plan, the ratification of auditors, or to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such other matters. Shares represented by proxy will be voted as directed on the proxy forms and, if no direction is given, will be voted in the election of directors for the persons nominated by the Board, to approve the amendment to





     the Furniture Brands 1992 Stock Option Plan, to adopt the Furniture Brands International, Inc. Executive Incentive Plan, for ratification of the selection of independent auditors and in the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.


     Security Ownership

          Table 1 below sets forth information regarding the firms that have reported beneficial ownership, including sole voting and investment power except as otherwise indicated, of more than 5% of the Common Stock.

                                    Table 1

                                                  Shares         Percent
                                   Class of    Beneficially        of
     Name and Address                Stock       Owned (a)       Class(a)
     ----------------------------------------------------------------------
     Apollo Investment Fund,L.P.(b)
       c/o CICB Bank and Trust
       Company (Cayman) Limited
       Edward Street, Georgetown,
       Grand Cayman, Cayman Islands
       British West Indies;
              and
     Lion Advisors, L.P.(b)           Common     23,233,120(b)     37.6%
       Two Manhattanville Road
       Purchase, NY 10577

     J. P. Morgan & Co. Incorporated  Common      5,094,852(c)      8.3%
       60 Wall Street
       New York, NY  10260

     FMR Corp.(d)                     Common      4,135,000(d)      6.7%
          82 Devonshire Street
          Boston, MA  02109
     ----------------

     (a) Shares beneficially owned, above and below, are as of January 31, 1997 and as defined by the Securities and Exchange Commission ("SEC")Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly, included, above and below, in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of outstanding Series 1 Warrants and exercisable stock options, and such shares as may be so purchased were deemed to be outstanding for purposes of calculating percentages of outstanding shares.

     (b) Includes (i) 11,474,519 shares and (ii) warrants to purchase 145,439 shares beneficially held by Apollo Investment Fund, L.P. ("Apollo") and (iii) 11,467,780 shares and (iv) warrants to purchase 145,382 shares beneficially held by Lion Advisors, L.P. ("Lion Advisors") for the benefit of an investment account under management over which Lion Advisors has sole voting and investment power. Lion Advisors is affiliated with Apollo Advisors, L.P. ("Apollo Advisors"), the managing general partner of Apollo, a securities investment fund. The Apollo Directors, identified below, are associated with Apollo and Lion Advisors. See footnote (a) to Table 2.

     (c) Sole voting power as to 4,384,752 shares and sole investment power as to 5,094,852 shares.

     (d) FMR Corp. exercises sole investment power over 4,045,900 shares through its wholly-owned subsidiary, Fidelity Management & Research Company, a regulated investment advisor and exercises sole voting and investment power over 89,100 shares through its wholly-owned subsidiary, Fidelity Management Trust Company, an investment manager.

     -----------------

          Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and all directors and executive officers as a group (20 persons) as of January 31, 1997. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 1997.

                                    Table 2

     Directors, Nominees                        Shares
     for Directors and           Class of     Beneficially     Percent of
     Named Executive Officers      Stock      Owned (a)(b)       Class
     ---------------------------------------------------------------------

          L. D. Black             Common       23,233,120          37.6%
          M. S. Gross             Common       23,233,120          37.6
          J. J. Hannan            Common       23,233,120          37.6
          J. J. Harris            Common       23,233,120          37.6
          W. G. Holliman          Common          105,000            *
          B. A. Karsh             Common          388,915            *
          B. B. Kincaid           Common          130,000            *
          J. H. Kissick           Common       23,233,120          37.6
          D. E. Lasater           Common            5,271            *
          L. M. Liberman          Common            7,328            *
          R. B. Loynd             Common          271,400            *
          M. J. Rowan             Common       23,233,120          37.6
          J. J. Ryan III          Common                0            *
          F. B. Starr             Common           40,000            *
          K. S. Tyler, Jr.        Common           38,808            *
          M. D. Weiner            Common       23,233,120          37.6

          Directors and
            Executive Officers
            as a group
            (20 persons)          Common       24,387,642          39.0
     ---------------

     (a) The shares listed as beneficially owned by Messrs. Black, Gross, Hannan, Harris, Kissick, Rowan and Weiner (collectively "Apollo Directors") are the shares and warrants identified in Table 1 above as beneficially held by Apollo and Lion Advisors, with which the Apollo Directors are associated, and each Apollo Director disclaims personal pecuniary interest in said shares and warrants; the shares listed as beneficially owned by Messrs. Holliman, Kincaid and Starr consist of exercisable stock options to purchase such shares; the shares listed as beneficially owned by Mr. Karsh consist of 388,915 shares, all of which are beneficially owned by The TCW Group, Inc., with which Mr. Karsh has a partnership arrangement, and Mr. Karsh disclaims personal pecuniary interest in said shares; the shares listed as beneficially owned by Mr. Liberman consist of 5,000 shares owned directly and 2,328 shares owned in trust; the shares listed as beneficially owned by Mr. Loynd consist of 21,400 shares and exercisable stock options to purchase 250,000 additional shares; the shares listed as beneficially owned by Mr. Tyler consist of 58 shares, with respect to which Mr. Tyler has shared investment power only, and exercisable stock options to purchase 38,750 additional shares.

     (b) The shares listed as beneficially owned by directors and executive officers as a group consist of 23,367,321 shares, warrants to purchase 290,821 additional shares and exercisable stock options to purchase 729,500 additional shares.
     -----------------


     I.                    Election Of Directors

     Nominees

          Thirteen directors are to be elected during the 1997 annual meeting, to serve, subject to their earlier death, resignation or removal, for terms of one year, ending at the 1998 annual meeting, or until their successors are elected and qualify. Certain information regarding the thirteen nominees is presented below. Should any nominee become unable or unwilling to serve, an event not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.

                                                       Company
     Name, Age, Principal Occupation                   Director
     or Position, Other Directorships                   Since
     ---------------------------------------------------------------------
     Leon D. Black, 45                                  1992
       Officer and director of Apollo
            Capital Management, Inc. (a)
       Director of Big Flower Press, Inc.,
            Converse Inc., Culligan Water
            Technologies, Inc., Samsonite
            Corporation, Telemundo Group, Inc.
            and Vail Resorts, Inc.

     Michael S. Gross, 35                               1992
       Officer of Apollo Capital Management, Inc. (a)
       Director of Breuners Home Furnishings, Inc.,
            Converse Inc., Florsheim Group, Inc.,
            Proffitts, Inc. and UROHEALTH, Inc.


     John J. Hannan, 44                                  1992
       Officer and director of Apollo Capital
     Management, Inc. (a)
       Director of Aris Industries, Inc.,
            Converse Inc., Florsheim Group, Inc.
            and United Auto Group, Inc.

     Joshua J. Harris, 32                                1995
       Officer of Apollo Capital Management, Inc. (a)
       Director of Breuners Home Furnishings, Inc.,
            Converse Inc., and Florsheim Group, Inc.

     Wilbert G. Holliman, 59                             1996
       President and Chief Executive Officer of the
          Company
       Director of BanCorpSouth, Inc.

     Bruce A. Karsh, 41                                  1992
       President and Principal of Oaktree Capital
          Management, LLC
       Director of Littelfuse, Inc.

     John H. Kissick, 55                                 1992
       Officer of Lion Capital Management, Inc. (a)
       Director of Continental Graphics
            Holdings, Inc., Converse Inc., Florsheim
            Group, Inc. and Food 4 Less Holdings, Inc.

     Donald E. Lasater, 71                               1970
       Retired, formerly Chairman of the Board
          and Chief Executive Officer of
          Mercantile Bancorporation, Inc., a bank
          holding company
          Director of A. P. Green Industries, Inc.

     Lee M. Liberman, 75                                 1985
       Retired from and currently a consultant to Laclede Gas Company, a gas public utility, of which he was formerly Chairman of the Board and Chief Executive Officer
       Director of CPI Corporation, D.T. Industries,
          Inc. and Falcon Products Company

     Richard B. Loynd, 69                                1987
       Chairman of the Board of the Company (b)
       Director of Converse Inc., Emerson Electric Co., and Florsheim Group, Inc.

     Marc J. Rowan, 35                                   1996
       Officer of Apollo Capital Management, Inc. (a)
       Director of Culligan Water Technologies, Inc.,
          Farley, Inc., Samsonite Corporation and Vail
          Resorts, Inc.

     John J. Ryan III, 69                               1996
       Financial Advisor
       Director of Evergreen Resources Inc. and
          Vail Resorts, Inc.

     Michael D. Weiner, 44                              1996
       Officer of Apollo Capital Management, Inc. (a)
       Director of Applause, Inc., Capital Apartment
          Properties, Inc., Continental Graphics
          Holdings, Inc. and Florsheim Group, Inc.
     -------------------------

     (a) Apollo Advisors. Each of the Apollo Directors, other than Mr. Kissick and Mr. Weiner, is a limited partner of Apollo Advisors and each holds a comparable position with Lion Capital Management, Inc., a related company, which is the general partner of Lion Advisors. Mr. Kissick is a consultant to Apollo Capital.

     (b) In 1991, a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code was filed on behalf of the Company.
          A Chapter 11 Plan of Reorganization became effective August 3, 1992, on which date the Company emerged from Chapter 11.
     -------------------------

          Each of the director nominees has held the same position or other executive positions with the same employer during the past five years except Mr. Karsh who has been associated with Oaktree Capital Management, Inc. since 1995 and, prior thereto, he was Managing Director of Trust Company of the West.


     Compensation and Organization of Board of Directors

          There were six meetings of the Board during the year ended December 31, 1996, and all nominees who were directors during 1996 were present for at least 75% of the meetings of the Board and committees of the Board on which they served. Each director who is not an employee of the Company or of a subsidiary of the Company is paid a monthly fee of $2,000 and a fee of $1,000 plus expenses for each meeting of the Board attended. In addition, for attending a meeting of a committee of the Board, each is paid a fee of $700 plus expenses if the director is a member of the committee or $950 plus expenses if the director is the Chairman of the committee. Such fees are not paid to directors who are employees of the Company or a subsidiary of the Company.


          In addition, the Company has a retirement plan for non-employee directors. Under the plan, a director who is not an employee of the Company or of a subsidiary of the Company and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the monthly fee for directors in effect at the time of termination of service. Such percentage is 50% for five years' service and increases 10% for each additional year of service to 100% for ten or more years' service.

          The Board has a number of standing committees, including an Audit Committee and an Executive Compensation and Stock Option Committee. The Board does not currently have a Nominating Committee.

          The Audit Committee, which currently consists of Mr. Liberman, Chairman, and Messrs. Lasater and Karsh, and which met four times during the year ended December 31, 1996: recommends the selection and retention of independent accountants; reviews auditing and financial accounting and reporting matters, the adequacy of internal accounting controls and asset security, audit fees and expenses, and compliance with the code of corporate conduct; and counsels regarding auditing and financial accounting and reporting matters.

          The Executive Compensation and Stock Option Committee, which currently consists of Mr. Lasater, Chairman, and Messrs. Gross, Karsh and Kissick, and which met four times during the year ended December 31, 1996: reviews and recommends compensation of officers and directors; administers supplementary retirement, performance incentive and stock option plans; and counsels regarding compensation of other key employees, management development and succession, and major personnel matters.

     Certain Business Relationships

          The Company is a party to a Consulting Agreement with Apollo Advisors pursuant to which Apollo Advisors provides corporate advisory, financial and other consulting services to the Company.
     Fees under the Agreement are payable at an annual rate of $500,000 plus out-of-pocket expenses for a term ending December 31, 1997 and the Consulting Agreement is automatically renewable for successive one-year terms unless terminated by the Board. The Company has also granted registration rights to Apollo with regard to its Common Stock.


     Executive Compensation

          The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving at December 31, 1996.

                                           SUMMARY COMPENSATION TABLE
                                                                               Long-Term
                                                                              Compensation
                                                                            -----------------
                                           Annual Compensation              /   Awards      /
                               ---------------------------------------------/---------------/
                               /                                Other       /               /      All
                               /                                Annual      /  Securities   /      Other
  Name and                      /   Salary       Bonus      Compensation   /  Underlying   /  Compensation
  Position                Year  /     $             $             $        /  Options #    /       $(a)
  ------------------------------------------------------------------------------------------------------
  Wilbert G. Holliman     1996      130,000      1,189,765          0             250,000          35,626
   President and Chief    1995      120,000        938,417          0                   0          35,757
   Executive Officer(b)   1994      100,000      1,019,781          0              50,000          36,708

  Richard B. Loynd        1996      710,000        514,324          0                   0          71,730
   Chairman of the Board  1995      683,000        945,384          0                   0          70,647
                          1994      678,742        426,875          0                   0          72,865

  Brent B. Kincaid        1996      282,453        260,000          0              50,000           5,114
   President, Broyhill    1995      266,667        223,077          0                   0           5,006
   Furniture Industries,  1994      246,604        208,258          0              50,000           5,015
   Inc. (c)

  Frederick B. Starr      1996      289,235         80,140          0             200,000               0
   President, Thomasville 1995      284,400        179,819          0                   0               0
   Furniture Industries,  1994      268,800        184,589          0                   0               0
   Inc. (c)

  K. Scott Tyler, Jr.     1996      170,000        372,695          0              50,000          28,242
   President, The Lane    1995      155,000        284,175          0                   0          28,242
   Company, Incorpora-    1994      140,000        327,771          0              50,000          28,242
   ted (c)
  -----------------
  (a)  Amounts shown for 1996 consist of the following: life insurance premiums for Mr. Loynd $71,730;
       annual contribution to the Broyhill Furniture Industries, Inc. Profit Sharing Retirement Plan for
       Mr. Kincaid $4,814; "split dollar" life insurance premiums, substantial percentages of which will be recovered at age 65 or death of the executive,for Mr. Tyler $28,242; and a matching contribution of $300 to a 401(k) savings plan  for Mr. Kincaid.

  (b)  Mr. Holliman has an Employment Agreement with the Company for a return of three years beginning on
       January 1, 1997 at an initial salary of $750,000 per year with an initial target incentive bonus of
       50% of base salary under the Furniture Brands International, Inc. Executive Incentive Plan.  If
       Mr. Holliman serves three years, at age 65 he will be entitled to a bonus payment of $1 million per year for three years.



  (c)  Messrs. Kincaid, Starr and Tyler have employment agreements with Broyhill Furniture Industries,
       Inc., Thomasville Furniture Industries, Inc. and The Lane Company, Incorporated, respectively, beginning on August 1, 1966 (the "Effective Date") for the greater of three years or one year from the date each is terminated other than for cause or as the result of death or disability.  Each shall be entitled to receive an annual base salary equal to his annual base salary on the Effective
       Date and annual cash bonus potential equal to the level in existence on the Effective Date.
  -------------------------


     Executive Compensation and Stock Option Committee
     Report on Executive Compensation

          Among its responsibilities, the Executive Compensation and Stock Option Committee ("Committee") of the Company's Board of Directors ("Board") reviews the compensation of the executive officers of the Company and the officers of its primary operating companies and makes recommendations to the Board concerning compensation matters for executive officers. The Committee also administers the Company's stock option program. The Committee consists entirely of outside directors.

          In its deliberations the Committee is guided by certain fundamental considerations, including:

          -    the need to attract and to retain talented key executives;

          - the need to provide both annual and long-term incentives to focus executive performance on the achievement of company objectives; and

          - the need to provide compensation opportunities that align executive compensation with the interests of the stockholders.

          Based on these objectives, the executive compensation program has been designed to generate compensation from several sources, including salaries, annual cash incentive awards, long-term incentive opportunities, and other benefits typically offered to executives by major corporations. In designing and administering the components of the executive compensation program, the Committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

          Early in 1996, base salary rates of Mr. Loynd, Mr. Holliman and other Named Executive Officers were increased, establishing Mr. Loynd's annual salary at $710,000 for the year and Mr. Holliman's annual salary at $130,000 for the year. The Committee makes its compensation decisions based on an analysis of the Company's performance, an evaluation of comparative compensation information, and an evaluation of the performance of executive officers. The increases in annual salary rates, 4.0% for Mr. Loynd, 8.3% for Mr. Holliman and 5.2% for all Named Executive Officers as a group, were based on recommendations of Mr. Loynd and were designed to adjust for inflation and, in certain instances, to recognize superior individual and operating company performance. In addition, the increase in salary for Mr. Loynd took into account that he had received no base salary increase in 1995. Later in the year, consistent with recommendations of Mr. Loynd the salary rate for Mr. Holliman, effective January 1, 1997, was increased further to reflect his promotion and assumption of increased responsibilities as president and CEO of the Company. Effective the same date, Mr. Holliman became a participant in the Company's annual incentive plan.

           Existing annual incentive plans for key personnel (including Mr. Loynd, Mr. Holliman and other Named Executive Officers) were continued in effect during 1996. Those plans utilized sales, pre-tax earnings and cash flow as objectives, with pre-tax earnings generally weighted more heavily. Under the provisions of the plan applicable in 1996 to key personnel (including Mr. Loynd) based at the corporate offices, plan participants could earn a bonus equal to percentages of their base salaries (the target percentage of Mr. Loynd being 50%) depending totally upon the Company's degree of achievement against budgeted objectives (sales, pre-tax earnings and cash flow) which were met in 1996. Target percentages were payable when objectives were met; lower or greater percentages (to a maximum of 150% of target) were payable for degrees of achievement below or above budgeted objectives. Mr. Holliman's bonus for 1996 was pursuant to the terms of a profit sharing plan providing for the payment of a predetermined percentage of the pre-tax earnings of Action Industries, Inc., a subsidiary of the Company. He will no longer participate in that plan in the future.

          For 1996, Mr. Loynd earned a bonus of $514,324 under the annual incentive plan (which represented 144.88% of the target bonus amount under the plan), and of such amount, payment of $484,484 was deferred pursuant to a plan provision calling for payment after all or any portion of that bonus amount becomes immediately deductible as compensation expense by the Company for federal income tax purposes. To amounts so deferred interest is credited at the Company's effective borrowing rate for the period of deferral. For 1996, Mr. Holliman earned a bonus of $1,189,765 under the profit sharing plan described above.

          The Committee believes that management's ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management and the stockholders. Stock options are therefore granted as the Company's only long-term incentive program. During 1996 stock options to purchase 1,630,449 shares of Common Stock were granted pursuant to the 1992 Plan, of which 550,000 were granted to Named Executive Officers as shown below. The size of awards is subjectively determined by the Committee based on position, responsibilities and individual performance, subject to plan limits. The amount and terms of prior option grants are reviewed, but are not explicitly considered
     in determining the size of individual awards.   Except in the case of
     certain options granted to Mr. Starr to replace an equity-based incentive program which pre-existed the Company's acquisition of Thomasville Furniture Industries, Inc., the option exercise prices equaled or exceeded the market price per share of Common stock on the dates of grant.

          Donald E. Lasater, Chairman          Bruce A. Karsh
          Michael S. Gross                    John H. Kissick


     Compensation Committee Interlocks and Insider Participation

          Messrs. Gross and Kissick, directors and members of the Executive Compensation and Stock Option Committee of the Board, are associated with Apollo Advisors and Apollo. The Company is a party to a Consulting Agreement with Apollo Advisors pursuant to which Apollo Advisors provides corporate advisory, financial and other consulting services to the Company. Fees under the Agreement for a term ending on December 31, 1997 are payable at an annual rate of $500,000 plus out-of-pocket expenses and the Consulting Agreement is automatically renewable for successive one-year terms unless terminated by the Board. The Company believes that the terms of this agreement are as favorable to the Company as could be received from unaffiliated third parties. The Company has also granted registration rights to Apollo with respect to its Common Stock.


     Stock Options

          The following table contains information concerning stock option grants made during the year ended December 31, 1996, pursuant to the Furniture Brands 1992 Stock Option Plan ("1992 Plan").

                                                  OPTION GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable
                                    % of Total                                    Value at Assume
                    Number of         Options                                     Annual Rates of
                   Securities         Granted                                       Stock Price
                   Underlying           to        Exercise                        Appreciation for
                    Options          Employees       or                            Option Term (b)
                    Granted            in       Base Price   Expriation   -------------------------------
  Name                #(a)            Year        ($/Sh)        Date      0%($)       5%($)       10%($)
  -------------------------------------------------------------------------------------------------------
  W.G. Holliman     50,000            3.1%       9.125       01/30/05         0       251,500      619,500
                   200,000           12.3       14.250       09/26/05         0                  3,870,200
                                                                                    1,571,200

  R.B. Loynd             0            --          --           --            --          --           --

  B.B. Kincaid      50,000            3.1        9.125       01/30/05         0       251,500      619,500

  F.B. Starr       139,448            8.6        9.125       01/29/05         0       701,563    1,727,900
                    60,552(c)         3.7         .625       01/30/05   514,692       819,329    1,264,992

  K.S. Tyler        50,000            3.1        9.125       01/30/05         0       251,550      619,500
  -------------------------

  (a)  The grants become exercisable in cumulative installments and at various dates during 1997-2005, subject to provisions of the 1992 Plan that would accelerate the exercisability in the event of a change of control of the Company.  As defined, a change of control includes an acquisition by a person or group of 20% or more of the Common Stock or combined voting power, a change in the composition of at least a majority of the Board, or stockholder approval of a reorganization, merger or consolidation resulting in former stockholders' retaining 50% or less of the combined voting power.

  (b)  The value, if any, one may realize upon exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share.  There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

  (c)  Grant issued in consideration of cancellation of benefits under the Thomasville Value Plan.
  --------------------------------



          The following table contains information concerning unexercised stock options held as of December 31, 1996 pursuant to the 1992 Plan. No stock options were exercised by Named Executive Officers during the year ended December 31,1996.

                                 AGGREGATED FY-END OPTION VALUES

                      Number of Securities            Value of Unexercised
                      Underlying Unexercised          In-the-Money Options
                      Options at FY-End               at FY-End (a)
                      ----------------------------    --------------------------
                      Exercisable    Unexercisable    Exercisable  Unexercisable
       Name              #                #               $                $

     W.G. Holliman     95,000           305,000         938,155        721,995

     R.B. Loynd       250,000                 0       2,654,250              0

     B.B. Kincaid     120,000            80,000       1,203,580        456,570

     F. B. Starr            0           200,000               0      1,489,692

     K.S. Tyler, Jr.   28,750           111,250         234,779        788,351
     -------------------------
     (a)  Based on the $14.00 per share closing price of the Common Stock on the
          New York Stock Exchange on December 31, 1996.
     -------------------------

          Mr. Loynd is a participant in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement equal to the sum of 1.1% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits. Mr. Loynd has nine years credited service under the plan and estimated annual benefits payable to Mr. Loynd at retirement is $161,602 assuming continuation of current covered remuneration.


          Messrs. Holliman and Tyler are participants in that segment of the Furniture Brands Retirement Plan which applies to employees of The Lane Company, Incorporated. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits, at normal retirement, are equal to the greater of (a) the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) 10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits, or (b) $28 multiplied by years of credited service. Messrs. Holliman and Tyler have 27 and 28 years credited service under the plan, respectively, and estimated annual benefits payable upon the retirement of Messrs. Holliman and Tyler are $233,632 and $233,500, respectively, assuming continuation of current covered remuneration.

          Mr. Starr became a participant in that segment of the Furniture Brands Retirement Plan which became applicable to employees of Thomasville Furniture Industries, Inc. effective January 1, 1997. The Plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are the sum of 1.4% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by total Thomasville service; less 1.4% of Primary Social Security multiplied by total Thomasville service with a maximum offset of 50% of Social Security, less his accrued benefit as of December 29, 1995. The accrued benefit at December 29, 1995 is the benefit amount Mr. Starr accrued prior to the acquisition of Thomasville Furniture Industries, Inc. by the Company under the predecessor plan. Mr. Starr has 38 years credited service under the plan and estimated annual benefits payable upon retirement of Mr. Starr at normal retirement are $77,865, assuming continuation of current covered remuneration. This amount will be reduced at retirement, by his accrued benefit as of December 29, 1995 from the predecessor plan. Due to changes in the applicable laws and regulations concerning maximum recognizable compensation to be considered for qualified plan purposes since December 31, 1993, the offset calculated as of December 29, 1995 may exceed the estimated benefits payable from the Furniture Brands Retirement Plan.

          Benefits payable pursuant to provisions of Company-sponsored retirement plans may be limited by applicable laws and regulations. Supplemental retirement plans have been adopted providing for payments from general funds to certain executives, including the Chairman of the Board and Named Executive Officers, of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations. With respect to Mr. Loynd, following retirement he will also receive under the supplemental plan an amount equal to the difference, if any, between (i) the benefits he would have received had he continued until retirement as a participant in the Converse Inc. Retirement Plan (in which Mr. Loynd was formerly an active participant) and (ii) the total of the benefits he will receive from the Converse Inc. Retirement Plan and the Furniture Brands Retirement Plan. With respect to Messrs. Holliman, Tyler and Kincaid, the supplemental plans provide for payments, commencing at age 65 after 30 or more years service, equal to the differences, if any, between (i) the total of the straight life annuities from their base retirement plans plus social security benefits and (ii) 50% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration.


     Incentive Agreements

          Each of the Named Executive Officers is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 1997, contingent upon the achievement of certain financial objectives by the Company as a whole for Messrs. Holliman and Loynd and by their respective operating companies for Messrs. Kincaid, Starr and Tyler.


     Performance Graph

          The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) during two periods, following assumed investment of $100 each in shares of the Common Stock that were outstanding on February 28, 1992, and on August 3, 1992. As detailed below, all shares of Common Stock ($0.10 per share stated value)("Old Common Stock") that were outstanding and that traded during the period of February 28, 1992 through June 26, 1992 (when trading in the Old Common Stock was suspended permanently by the New York Stock Exchange) were cancelled prior to August 3, 1992, pursuant to provisions of an order of the U.S. Bankruptcy Court and a Chapter 11 Plan of Reorganization, and shares of Common Stock ($1.00 per share stated value)("New Common Stock") that are currently outstanding are shares that were issued to former creditors or their assigns on and after August 3, 1992, and after cancellation of the Old Common Stock, pursuant to provisions of the same order of the Bankruptcy Court and Chapter 11 Plan of Reorganization. The indices shown below are included for comparative purposes only and do not necessarily reflect the Company's opinion that such indices are an appropriate measure of the relative performance of the Common Stock.

                          2/28/92  6/26/92          8/3/92   12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
   ----------------------/--------/--------/-------/--------/---------/---------/---------/---------/--------
   Furniture Brands      /        /        /       /        /         /         /         /         /
     Common Stock      o /     92 /      0 /       /    100 /     110 /     154 /     132 /    176  /  274
   ----------------------/--------/--------/-------/--------/---------/---------/---------/------------------
   S&P 500 Index         /    113 /    110 /       /    100 /     103 /     110 /     108 /    145  /  174
   ----------------------/--------/--------/-------/--------/---------/---------/---------/---------/--------
   Dow Jones Home        /        /        /       /        /         /         /         /         /
    Furnishings &        /        /        /       /        /         /         /         /         /
    Appliances Index   + /    175 /    157 /       /    100 /     107 /     152 /     122 /    139  /  148
   ----------------------/--------/--------/-------/--------/---------/---------/---------/---------/--------

   -------------------------
   (a)  That which appears to the left of the vertical double bar in the Performance Graph, above, is a comparison of (i) the cumulative total return of the  Old Common Stock outstanding prior to the Company's emergence from Chapter 11 reorganization, that is during the period of February 28, 1992 through June 26, 1992 when trading in such shares was suspended permanently, with (ii) the Standard & Poor's 500 Index, and (iii) the Dow Jones Home Furnishings Sector Index.
        Pursuant to provisions of an order of the Bankruptcy Court and the Bankruptcy Court-confirmed Chapter 11 Plan of
        Reorganization, all shares of Old Common Stock outstanding on and prior to June 26, 1992 were cancelled prior to the
        August 3, 1992 effective date of the said Plan of Reorganization, and no distributions were made on account of interests in those former securities.

   (b)  Pursuant to provisions of an order of the Bankruptcy Court and the Bankruptcy Court-confirmed Chapter 11 Plan of
        Reorganization, as of the August 3, 1992 effective date of the said Plan of Reorganization, shares of New Common Stock currently outstanding were issued to former creditors or their assigns of the Company and its subsidiaries and that which appears to the right of the vertical double bar in the Performance Graph, above, is a comparison of (i) the cumulative total return of the New Common Stock outstanding subsequent to the Company's  emergence from Chapter 11 reorganization, that is during the period of August 3, 1992 through December 31, 1996, with (ii) the Standard & Poor's
        500 Index, and (iii) the Dow Jones Home Furnishings Sector Index.
   -------------------------


        II                    To Approve an Amendment to the
                                     Furniture Brands
                                 1992 Stock Option Plan
                       Increasing the Number of Shares Reserved for
                            Issuance upon Exercise of Options

          On January 20, 1992, the Board adopted the Furniture Brands 1992 Stock Option Plan (the "1992 Plan"). Under the 1992 Plan, 2,500,000 shares of Common Stock were available for grant. On August 31, 1992 non-qualified grants to purchase 2,500,000 shares of Common Stock were made under the 1992 Plan. On January 26, 1993 the Board amended the 1992 Plan to increase the number of shares reserved for issuance from 2,500,000 to 3,500,000 shares of Common Stock and a non-qualified grant to purchase 250,000 shares was made under the 1992 Plan. The 1992 Plan and the amendment to the 1992 Plan were approved by stockholders on May 5, 1993. On January 30, 1996 non-qualified grants to purchase 227,501 shares at an option price of $0.625 per share were made under the 1992 Plan in consideration of cancellation of benefits under the Thomasville Value Plan. At the same time, non-qualified grants to purchase 675,448 shares at an option price of $9.125 per share were made under the 1992 Plan of which grants of 270,000 shares were conditioned upon stockholder approval of this amendment to increase the number of shares available for issuance pursuant to the 1992 Plan. This amendment was approved by stockholders on April 23, 1996.

          To ensure that a sufficient number of shares will continue to be available to meet the stated purposes of the 1992 Plan, the Board, on January 28, 1997, adopted, conditioned upon stockholders' approval, an amendment to the 1992 Plan to increase the number of shares reserved for issuance from 4,500,000 to 5,500,000 shares of Common Stock. No determination has been made as to the key employees, if any, to whom further grants may be made under the 1992 Plan, but all key employees, including the personnel named in the Summary Compensation Table, above, and other executive officers, but excluding members of the Executive Compensation and Stock Option Committee, will be eligible. To effect the amendment, the first sentence of Section 2 of the 1992 Plan will be changed from "There are reserved for issue under the Plan 4,500,000 shares of the Common Stock, without nominal or par value, of the corporation (the "Shares")" to "There are reserved for issue under the Plan 5,500,000 shares of the Common Stock, without nominal or par value of the Corporation (the "Shares")." The remaining terms and conditions of the 1992 Plan, as amended, remain in full force and effect. The closing price of one share of Common Stock, as reported on the New York Stock Exchange on January 31, 1997 was $14.25.

          Administration of the 1992 Plan is vested in the Executive Compensation and Stock Option Committee of the Board, the members of which are ineligible to receive grants under the 1992 Plan. The Committee has general supervisory and interpretive authority and may determine, subject to the provisions of the 1992 Plan, the key employees to whom grants will be made, the types of options to be granted, the dates of such grants, the numbers of option shares to be granted, and the terms of exercise of stock options. The 1992 Plan will terminate on January 20, 2002, subject to the right of the Board to suspend or discontinue the 1992 Plan at any prior date.


          Grants under the 1992 Plan are exercisable at such dates, at least one year after the date of grant, in one or more cumulative installments, as the Committee may in its discretion determine and provide for in particular grants. The term of each grant shall be not more than ten years from the date of grant of the stock option. Generally, stock options may be exercised only during the term of employment or within one month following termination of employment.
     In the event an optionee's employment terminates by reason of retirement or permanent disability, stock options may be exercised within three months after termination of employment. In the event of the death of an optionee while employed, stock options may be exercised within six months after death. Each stock option is non-transferable except by will or the applicable laws of descent and distribution and is exercisable during the lifetime of the optionee only by the optionee.

          Lynn Chipperfield, Esq., General Counsel of the Company, has advised that the federal income tax consequences with respect to grants under the 1992 Plan differ depending on the form of the grant, as follows:

          (1) with respect to incentive stock options: grants and exercises thereof are not taxable events; but upon the subsequent disposition of the shares acquired in an exercise, the optionee realizes, as long-term capital gain or loss, the difference between the sale price and the option price, provided the shares are held by the optionee for one year after the date of the exercise; but if the shares are disposed of before the expiration of the one-year holding period, the optionee realizes ordinary compensation income at the time of the disposition limited to the lesser of (a) the gain, if any, or (b) the excess of the fair market value of the shares at the time the option was exercised over the option price, and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee; and

          (2) with respect to non-qualified stock options: grants thereof are not taxable events; but upon exercise the optionee realizes ordinary compensation income in the amount that the fair market value of the shares so acquired exceeds the option price and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee.

          Vote required.     Approval of the proposal to amend the 1992
     Plan requires the affirmative votes of the holders of a majority of the outstanding shares entitled to vote during the annual meeting.

          The Board of Directors unanimously recommends a VOTE FOR the proposal.


     III.     To Adopt the Furniture Brands International, Inc.
              Executive Incentive Plan


          The Company believes that the total annual income of key employees should be influenced by their individual and collective effort, and that rewards should directly relate to the achievement of planned, meaningful results. Accordingly, the Company has had in effect since 1995 an Executive Incentive Plan (the "Plan") which is designed to provide incentive compensation to those management persons at the corporate headquarters of the Company who directly and substantially influence achievement of certain corporate goals. The purpose of this proposal is to seek stockholder approval of the Plan to satisfy federal income tax laws which impose limits on the Company's ability to deduct compensation paid to the executive officers listed in the Summary Compensation Table unless certain requirements are met.

          The Plan has been amended to meet the law's requirements that the material terms of a performance-based, compensation plan be disclosed to and approved by a majority of stockholders. The following is a summary of the Plan provisions. The summary is qualified by reference to the full Plan which is attached as Appendix A.

          Purpose. The Plan has been created to emphasize achievement of planned strategic objectives, to reinforce the importance of annual growth, and to motivate and challenge participating executives through meaningful compensation opportunities. To achieve these objectives, the Plan is designed to provide for monetary awards related directly to measurable corporate results and to motivate participating individuals to achieve results beyond their routine responsibilities. Consistent with the Company's goal for executive compensation, total compensation resulting from the combination of base salary and monetary awards under the Plan is designed to be competitive with total compensation for similar positions in similarly situated companies.

          Administration. The Plan is administered by the Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which has broad authority to administer and interpret the Plan and its provisions.

          Participation. Only management persons whose performance directly and substantially influences the annual results of the Company will be considered for participation in the Plan. It is anticipated that thirteen individuals, including Mr. Holliman, will participate in the Plan in 1997. At the start of each fiscal year Company management will submit a list of proposed participants and bonus percentages (expressed as a percentage of base salary) for review and approval by the Committee. The Committee may in its discretion change the participants and bonus percentages.

          Setting Company Goals. At or prior to the beginning of each fiscal year, Company management will recommend for approval to the Committee one or more objective, measurable, performance goals for the Company (the "Goals") for such year, and the weighting to be assigned to each Goal. The Goals may include one or more of the following performance criteria: sales, earnings per share, pre-tax earnings, net profits, return on equity, and asset management. The goals will be attainable, but attainment will require above average performance. The Committee may, in its discretion, approve management's recommendations or change the Goals and/or weightings.

          Mechanics of Determining Awards. The Company's performance against the Goals will be measured by the percentage of achievement of each Goal. The Company's performance with respect to each Goal will be based upon audited results. The Plan is designed to provide the participant with 100% of his/her target bonus with respect to each Goal if the Company achieves 100% satisfaction of that Goal. Each fiscal year the Committee will establish a minimum percentage with respect to each Goal. Achievement below the minimum percentage will result in no award with respect to that Goal. Awards will be calculated separately for each Goal, but will be aggregated and paid as one award check as soon as practical after the audited close of a fiscal year.

          Discretionary Awards. To recognize special needs, a discretionary awards program is part of this Plan. Its objective is to recognize the performance of the Company through a more qualitative evaluation, rather than a quantitative evaluation. Discretionary awards are not intended to qualify as performance-based compensation, and consequently payments in excess of limits imposed by federal income tax laws to any officer listed in the Summary Compensation Table will not be paid currently, but will be deferred until the payments would be deductible for federal income tax purposes.

          Plan Benefits. The Company is not able presently to determine the benefits to be paid under the Plan for fiscal year 1997 performance. However, Mr. Loynd's bonus for fiscal 1996 under the pre-existing plan was $514,324, and Mr. Holliman's target bonus under the amended Plan for 1997 will be $375,000.

          If the Plan, as amended, is not approved by the stockholders, the amendments will not become effective and the existing Plan will remain in effect.

          Vote required. Approval of the proposal to adopt the Furniture Brands International, Inc. Executive Incentive Plan requires the affirmative votes of the holders of a majority of the outstanding shares entitled to vote during the annual meeting.

          The Board of Directors unanimously recommends a VOTE FOR the proposal.


     IV.          To Ratify The Selection Of Independent Auditors

          Upon recommendation of its Audit Committee, the Board continued the engagement of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the calendar year ending December 31, 1997, and has unanimously recommended that the stockholders ratify that action. A formal statement by representatives of KPMG Peat Marwick LLP is not planned for the annual meeting; however, as in years past, such representatives are expected to be present during the meeting and to respond to appropriate questions.

          Vote required. A majority of the votes cast during the meeting, a quorum being present, is required to ratify the engagement of independent auditors.

          The Board of Directors unanimously recommends a VOTE FOR ratification.



     V.                    Stockholder Proposals


          Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the 1997 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.

          Stockholder proposals submitted for inclusion in the Company's proxy materials for the 1998 annual meeting should be addressed to the Secretary of the Company and must be received at the Company's executive offices not later than November 21, 1997. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.


                                   By order of the Board of Directors

                                        /s/ Lynn Chipperfield

                                   Lynn Chipperfield,
                                   Vice-President and Secretary


     St. Louis, Missouri, March __, 1997.





                                                                 Appendix A













                         FURNITURE BRANDS INTERNATIONAL, INC.

                              EXECUTIVE INCENTIVE PLAN


















                                                 February 1995
                                                 Amended March 1, 1996
                                                 Amended September 26, 1996
                                                 Amended February 24, 1997





                               TABLE OF CONTENTS
                               -----------------


     INTRODUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . .    1

     OBJECTIVES OF PLAN. . . . . . . . . . . . . . . . . . . . . . . .    1
          Objectives. . . . . .  . . . . . . . . . . . . . . . . . . .    1
          Award Achievement. . . . . . . . . . . . . . . . . . . . . .    1

     PARTICIPATION. . . . . . .  . . . . . . . . . . . . . . . . . . .    2
          Eligibility. . . . . . . . . . . . . . . . . . . . . . . . .    2
          Participation. . . . . . . . . . . . . . . . . . . . . . . .    2
          Non-Eligibility. . . . . . . . . . . . . . . . . . . . . . .    3
          Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . .    3

     HOW THE PLAN WORKS. . . . . . . . . . . . . . . . . . . . . . . .    3
          Plan Factors. .. . . . . . . . . . . . . . . . . . . . . . .    3
          Setting Furniture Brands Goals.  . . . . . . . . . . . . . .    3
          Notification of Participation. . . . . . . . . . . . . . . .    3

     MECHANICS OF DETERMINING AWARDS. . .  . . . . . . . . . . . . . .    4
          Definitions of Terms. . . . . .  . . . . . . . . . . . . . .    4
          Mechanics of Determining Awards. . . . . . . . . . . . . . .    4

     DISCRETIONARY AWARDS PROGRAM. . . . . . . . . . . . . . . . . . .    5

     CERTIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .     6

     PAYMENT OF AWARDS. . . . . . . . . . .  . . . . . . . . . . . . .    6

     ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . .    6

     MANNER OF EXERCISE OF COMMITTEE AUTHORITY. . . . . . . . . . . ..    6

     CERTAIN PERFORMANCE BASED AWARDS. . . . . . . . . . . . . . . . .    6

     NO CONTRACT OF EMPLOYMENT. . . . . . . . . . . . . . . . . . . ..    6

     ASSIGNMENTS AND TRANSFERS. . . . . . . . . . . . . . . . . . . ..    6

     GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .   6

     AMENDMENT AND TERMINATION OF PLAN AND AWARDS. . . . . . . . . . ..   6

     EFFECTIVE DATE OF THE PLAN. . . . . . . . . . . . . . . . . . . .    7





                       FURNITURE BRANDS INTERNATIONAL, INC.

                                   CORPORATE

                            EXECUTIVE INCENTIVE PLAN
                            ------------------------



     1.     INTRODUCTION
            ------------

          This Executive Incentive Plan (the "Plan") has been designed for those management persons at the corporate offices of Furniture Brands International, Inc. ("FBI") who directly and substantially influence achievement of certain corporate goals. The Plan provides monetary awards for the achievement of those goals. In select cases, the Plan provides for additional special discretionary awards.

          FBI believes that the total annual income of key employees should be influenced by their individual and collective effort, and that rewards should directly relate to the achievement of planned, meaningful results. The Plan is in addition to and assumes the existence of a base salary which is competitive, equitable, and subject to periodic performance-related adjustments.

          The overall administration and control of the Plan, including final determination of annual bonus awards to each participant, is the responsibility of the Executive Compensation and Stock Option Committee of the FBI Board of Directors (the "Committee"). The Committee (or a subcommittee thereof which has been designated by the Committee to administer the Plan) shall consist solely of three or more members of the FBI Board of Directors who are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Members of the Committee are not eligible to participate in the Plan.

     2.     OBJECTIVES OF PLAN
            ------------------

          A. Objectives. The Plan has been created with several objectives in mind:

                 (1) to emphasize achievement of planned strategic objectives;

                 (2)  to reinforce the importance of annual growth; and

                 (3) to motivate and challenge participating executives through meaningful compensation opportunities.


          B. Award Achievement. To achieve these objectives, the Plan is designed to:

                 (1) provide for monetary awards of significant value related directly to measurable FBI results;

                 (2) motivate participating individuals to achieve results beyond the routine of position responsibilities; and

                 (3) be appropriate for both the level of responsibility and total compensation for the position.

                 Total compensation, resulting from the combination of base salary and monetary awards under the Plan, is designed to be competitive with total compensation for similar positions in American industry.

     3.     PARTICIPATION
            -------------

            A. Eligibility. Only management persons whose performance directly and substantially influences the annual results of FBI will be considered for participation in the Plan. Ordinarily the extent of such influence will be reflected in the Bonus Percentage (as herein defined).

             B.    Participation
                   -------------

                   (1) At the start of each Plan Year (as herein defined) FBI management will submit a list of proposed participants and Bonus Percentages for review and approval by the Committee. The Committee may in its discretion change the participants and Bonus Percentages, provided, however, that the Committee shall, within the first 90 days of each Plan Year, set forth in writing, a final approved list of participants and Bonus Percentages for such Plan Year. Such final list of participants and Bonus Percentages may not thereafter be modified except as provided in this Plan. With respect to persons who have been determined to be "covered employees" within the meaning of Code Section 162(m)(3) for such Plan Year (a "Covered Employee"), additional participation in the Plan during a Plan Year shall be permitted only in the event of an unusual circumstance, such as a new hire. Executive officers of the Company may be participants in the Plan to the extent approved by the Committee.

                  (2) To earn an award, an individual must be designated a participant for the Plan Year and must participate effectively for a minimum of eight full months of the Plan Year.
                  (3) A participant who has lost time due to illness, or dies, retires or becomes totally disabled during the Plan Year, will be considered for an award under the Plan provided that his/her influence on goal achievement can be identified and that achievement of results can be measured.

            C.     Non-Eligibility
                   ---------------

                   (1) Any individual whose employment is terminated at any time during the Plan Year by reason of voluntary or encouraged resignation, or who is discharged, will not receive an award.

                   (2) Any individual who has been demoted at any time during the Plan Year to a position not included in the Plan will not receive an award.

            D. Plan Year. The Plan Year will correspond with the FBI fiscal year.

     4.     HOW THE PLAN WORKS
            ------------------

            A. Plan Factors. There are two factors which will be measured in order to determine an award: opportunity and FBI performance.

                   (1) Opportunity is the potential impact that a participant may have on the achievement of goals. This is expressed by the Bonus Percentage.

                   (2) FBI Performance is the result of achievement. This is measured by the percentage of attainment of FBI's goals.

            B. Setting FBI Goals. At or prior to the beginning of each Plan Year, FBI management will recommend to the Committee for approval, one or more objective measurable performance goals for FBI (the "Goals") for such year, and the weighting to be assigned to each Goal. The Goals will be based upon one or more of the following criteria: sales; earnings; earnings per share; pre-tax earnings; net profits; return on equity; cash flow; debt reduction; asset management; stock price; market share; costs; or selling, general and administrative ("SG&A") expenses. The Goals will be realistic, yet rigorous. They will be attainable, but attainment will require above average performance. The Committee may, in its discretion, approve management's recommendations or change the Goals and/or weightings, provided, however, that the Company shall, within the first 90 days of the year (or, in the case of a new hire added to the Plan during the year, before 25% of such individual's services for the Company for the year has elapsed), set forth in writing the final approved Goals, the Minimum Percentages (as herein defined) for such year and the weighting to be assigned to such Goals.

            C. Notification of Participation. Each participant's target Bonus Percentage will be communicated each Plan Year by delivery of the Participation Form.

     5.     MECHANICS OF DETERMINING AWARDS
            -------------------------------

            A.     Definitions of Terms
                   --------------------

                   (1) Bonus Percentage. The Bonus Percentage will be expressed as a percentage (not less than 10% and not more than 50%) of the participant's base salary. That percentage will be higher for a position with significantly greater responsibilities, thus recognizing the direct relationship between position responsibility and influence on FBI results. Participants who are promoted during a Plan Year to a position with a higher Bonus Percentage will receive a prorated award based on the percentage of the Plan Year spent in each position.

                   (2) Aggregate Target Amount. The Aggregate Target Amount will be expressed as a dollar amount, calculated by multiplying the participant's base annual salary rate, as in effect on March 1 of the Plan Year, which has been established at or before the time of the setting of the Aggregate Target Amount, by the Bonus Percentage. The result will be the total award to which the participant will be entitled if FBI achieves 100% of all Goals for that Plan Year.

                   (3) Weighted Target Amounts. For each Goal a Weighted Target Amount will be calculated by multiplying the Aggregate Target Amount by the weighted percentage applicable to the Goal. The result for each Goal will be the portion of the total award to which the participant will be entitled if FBI achieves 100% of that Goal for that Plan Year. The sum of the Weighted Target Amounts will equal the Aggregate Target Amount.

            B.     Mechanics of Determining Awards.
                   --------------------------------

                   (1) FBI Performance. FBI's performancegainst the Goals will be measured by the percentage of achievement of each Goal. FBI's performance with respect to each Goal will be based upon audited results.

                   (2) Achievement of Target. The Plan is designed to provide the participant with 100% of his/her Weighted Target Amount with respect to each Goal if FBI achieves 100% satisfaction of that Goal.

                   (3) Minimum FBI Performance. Each Plan Year the Committee will establish a minimum percentage (the "Minimum Percentage") with respect to each Goal. Achievement below the Minimum Percentage will result in no award with respect to that Goal.

                        Under certain circumstances, the Committee may establish Goals the achievement of which contemplate reducing rather than increasing an amount, such as a reduced debt level or reduced SG&A expenses. In any such case, the percentage which will be applied to the Weighted Target Amount for such Goal will be inversely proportional to the performance against the Goal. For example, if a Goal is a year-end debt amount and the actual year -end debt is 105% of the Goal, the percentage of Weighted Target Amount to be paid with respect to that Goal would be 95%. In these circumstances, the Minimum Percentage will be expressed in terms of a figure greater than 100%.

                   (4) Calculation of Award. The percentage of FBI's achievement of each Goal will be applied to the Weighted Target Amount for that Goal to determine the amount of the award payable with respect to that Goal. Awards will be calculated separately for each Goal, but will be aggregated and paid as one award check.

                   (5) Discretion to Increase Award. The Committee shall, under no circumstances, increase an award granted under this Section 5 except to the extent permitted under Treasury Regulation Section 1.162-
                        27(e)(2)(iii).

     6.     DISCRETIONARY AWARDS PROGRAM.
            -----------------------------

                   (1) To recognize special needs, a discretionary awards program is part of this Plan. Its objective is to recognize the performance of FBI through a more qualitative evaluation, rather than a quantitative evaluation. This could occur, for example, if FBI does not achieve one or more Goals due to business or economic reasons beyond its control but, given these adverse circumstances, nonetheless performed well. Under such circumstances, a special award may be granted at the discretion of the Committee.

                   (2) To the extent all or any portion of an award is not immediately deductible as compensation expense by FBI for federal income tax purposes, payment of such award or portion thereof, as the case may be, will be deferred until following termination of employment of the participant or until such earlier date as the Committee shall, in its discretion, determine, either at the time of deferral or thereafter, whereupon such award or any portion thereof, as the case may be, less appropriate withholdings, will be paid by check provided that the same shall then have become immediately deductible as compensation expense by FBI for federal income tax purposes. Simple interest shall be paid annually on the deferred compensation at FBI's effective borrowing rate.

                   (3) Nothing contained in this Section 6 shall be deemed to permit or provide for discretionary increases in awards payable to Covered Employees under Section 5 hereof.

     7. CERTIFICATION. Before any payments are made under this Plan, the Committee must certify in writing that the Goals justifying the payment of an award have been met.

     8. PAYMENT OF AWARDS. Except as provided in Section 6 hereof, awards, to the extent immediately deductible as compensation expense by FBI for federal income tax purposes, less appropriate withholdings, will be paid by check as soon as practical after the audited close of a fiscal year.

     9. ADMINISTRATION. Subject to the limitations as herein set forth, the Committee is authorized and empowered to administer the Plan; interpret the Plan; establish, modify and grant waivers of award restrictions; prescribe, amend and rescind rules relating to the Plan; and determine the rights and obligations of participants under the Plan. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and its participants.

     10. MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The express grant of any specific power to the Committee and the taking of any action by the Committee, shall not be construed, as limiting any power or authority of the Committee. All designations of participation, bonus percentages, goals, minimum percentages, aggregate amounts, and certifications of performance shall be in writing. A writing signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting.
     The Committee may delegate the authority, subject to such terms as the Committee shall determine, to perform administrative functions (excluding those described in the second sentence of this Section 10) under the Plan.

     11. CERTAIN PERFORMANCE BASED AWARD. Any awards under Section 5 hereof are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and shall be paid solely of account of the attainment of one or more preestablished, objective performance goals within the meaning of Section 162(m). If any provision of this Plan does not comply with the requirements of
     Section 162(m) of the Code as then applicable to any employee, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such employee.

     12. NO CONTRACT OF EMPLOYMENT. Participation in the Plan shall not be considered an agreement to employ a participant for any period of time or in any position.

     13. ASSIGNMENTS AND TRANSFERS. With the exception of transfer by will or by the laws of descent and distribution, rights under the Plan may not be transferred or assigned.

     14. GOVERNING LAW. The Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Missouri, without giving effect to the principles of conflicts of law thereof.

     15. AMENDMENT AND TERMINATION OF PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of stockholders or participants, except as is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of FBI ("Shares") are listed, or if the Board in its description determines that obtaining such stockholder approval is for any reason advisable, provided, however, that (i) without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such participant under any award theretofore granted to such participant, and (ii) the Plan may not be amended without the consent of the stockholders of a majority of the Shares then outstanding to
     (a) materially modify the requirements as to eligibility for participation in the Plan, (b) change the specified performance objectives for payment of awards under Section 5, (c) increase the maximum award payable under Section 5, (d) withdraw administration of the Plan from the Committee or (e) extend the period during which awards may be granted.

     16. EFFECTIVE DATE OF THE PLAN. The Plan, as amended, shall become effective on January 1, 1997 provided that the Plan is approved by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the 1997 annual meeting of the stockholders of FBI. The terms of the Plan shall be perpetual; subject to earlier termination by the Board pursuant to Section 15, after which no awards may be made under the Plan, but any such termination shall not affect awards then outstanding or the authority of the Committee to continue to administer the Plan.



               --------
               /      /
               /      /
               --------


    I.  Election of Directors    FOR all nominees  ----   WITHHOLD AUTHORITY to vote    ----   *EXCEPTIONS  ----
                                 listed below      /  /   for all nominees listed below /  /                /  /
                                                   /  /                                 /  /                /  /
                                                   ----                                 ----                ----

    Nominees:  L.D. Black, M.S. Gross, J.J. Hannan, J.J. Harris, W.G. Holliman, B.A. Karsh, J.H. Kissick, D.E. Lasater,
               L.M. Liberman, R.B. Loynd, M.J. Rowan, J.J. Ryan III and M.D. Weiner
    (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

    *Exceptions  __________________________________________________________________________________________________________

    II.  Increase of shares reserved for issuance under                  III.  Adoption of Executive Incentive Plan
         the 1992 Stock Option Plan

         FOR  ----    AGAINST   ----      ABSTAIN   ----                        FOR   ----   AGAINST   ----  ABSTAIN   ----
              /  /              /  /                /  /                              /  /             /  /            /  /
              /  /              /  /                /  /                              /  /             /  /            /  /
              ----              ----                ----                              ----             ----            ----

    IV.  Ratification of Selection of Auditors                           V,   In their discretion, upon such other matters
                                                                              as my property come before the meeting.

         FOR   ----   AGAINST   ----     ABSTAIN   ----                                        Change of Address and  ----
               /  /             /  /               /  /                                        or Comments Mark Here  /  /
               /  /             /  /               /  /                                                               /  /
               ----             ----               ----                                                               ----

                                                                              Please sign exactly as name appears hereon.
                                                                              Executors, Administrators, Trustees, etc.
                                                                              should so indicate.

                                                                              Dated:  _____________________________, 1997

                                                                              _________________________________________
                                                                                                 Signature

                                                                              _________________________________________
                                                                                                 Signature

                                                                                Votes MUST be indicated    ----
    Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.  (x) in Black or Blue ink.  /  /
                                                                                                           /  /
                                                                                                           ----
    ----------------------------------------------------------------------------------------------------------------------


                    FURNITURE BRANDS INTERNATIONAL, INC.
               Proxy for 1997 Annual Meeting of Stockholders
           Proxy Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints M.S. Gross, W.G. Holliman and L. Chipperfield, and each of them, with power of substitution, proxy or proxies to represent the undersigned, and to vote all shares of Common Stock the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of Furniture Brands International, Inc. to be held on April 29, 1997, and at any adjournment thereof, upon the items set forth in the proxy statement for the meeting and identified below.

                 The Board of Directors recommends a vote FOR

                  (Continued, and to be signed and dated on the reverse side)



                                    FURNITURE BRANDS INTERNATIONAL, INC.
                                    P.O. BOX 11246
                                    NEW YORK, N.Y.  10203-0246